Exhibit 99.1

Perspective Therapeutics Announces Exclusive License Agreement with Mayo Clinic for New Radiopharmaceutical Platform for Prostate Cancer Treatment

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Mayo Clinic’s PSMA Alpha-PET DoubLET platform allows for imaging and targeted therapy with alpha and/or beta-particle radiopharmaceutical therapy (RPT) using a novel 64/67Cu and 203/212Pb double chelator design.

-	PSMA Alpha-PET DoubLET licensing provides Perspective with a strongly differentiated prostate cancer program

SEATTLE – January 5, 2024 – Perspective Therapeutics, Inc. (“Perspective” or “the Company”) (NYSE AMERICAN: CATX), announced today that it has entered into a patent license agreement with Mayo Clinic for the rights to the PSMA Alpha-PET DoubLET platform technology for the treatment of PSMA-expressing cancers, with an initial focus on prostate.

The PSMA Alpha-PET DoubLET platform technology represents a potential leap forward in the field of prostate cancer diagnostics and treatment. This leading radiopharmaceutical platform provides detailed PET imaging-based diagnosis and dosimetry using long-lived copper-64 (64Cu) for imaging and alpha-particle targeted RPT using lead-212 (212Pb). It can also be used for beta-particle targeted RPT using copper isotopes. Preclinical studies demonstrated a high degree of radiation delivered to tumors while minimizing exposure to critical organs and tissues.

“This innovative approach developed by Mayo Clinic allows for more precise and personalized treatment plans,” said Thijs Spoor, Chief Executive Officer at Perspective Therapeutics. “This new license furthers our goal to bring new best-in-class products to the clinic that improve efficacy and minimize side effects.”

“It is not enough to develop a more powerful therapy. We focused on diagnostic accuracy, patient tolerance and convenience. PSMA Alpha-PET aims to improve the overall experience of individuals undergoing prostate cancer radiopharmaceutical therapy,” commented co-inventor Geoff Johnson, MD, PhD, Chair of Nuclear Medicine, Associate Director of the Mayo Clinic Comprehensive Cancer Center and Director of the Radiopharmaceutical Trial Disease Team. “The platform’s innovative design provides rapid and high-quality quantitative PET imaging to guide alpha and/or beta-particle RPT, with a reasonable workflow that patients and clinics can follow.”

Co-inventor Mukesh Pandey, PhD, FRSC, Professor of Radiology and Director of Mayo Clinic Molecular Imaging Research Program said, “The team at Mayo Clinic conducted rigorous scientific experiments to validate the specific targeting of PSMA Alpha-PET to prostate tumors compared to other normal tissues. We are pleased to report that this compound performed very favorably in the preclinical setting where it had significantly less salivary gland uptake and improved kidney clearance than comparators. PSMA Alpha-PET was also effective in treating mice with prostate cancer tumor implants and was well tolerated.”

Dr. Markus Puhlmann, Chief Medical Officer of Perspective Therapeutics added, “PSMA Alpha-PET is a potentially groundbreaking solution that addresses some of the limitations of existing products in prostate cancer imaging and treatment. We are committed to advancing medical technology that we believe will make a meaningful difference in the lives of those affected by prostate cancer.”

Mayo Clinic has a financial interest in the technology referenced in this press release. Mayo Clinic will use any revenue it receives to support its not-for-profit mission in patient care, education and research.

About Prostate Cancer

Prostate cancer is the second-most prevalent form of cancer affecting men worldwide, emphasizing the critical need for advanced technologies to improve early detection and treatment outcomes. For 2023, the Cancer Institute estimated 88,300 new cases of prostate cancer in the US and around 34,700 deaths from the disease.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body. The Company has a proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting peptides. The Company is also developing complementary imaging diagnostics that incorporate the same targeting peptides which provide the opportunity to personalize treatment and optimize patient outcomes. This “theranostic” approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity associated with many other types of cancer treatments.

The Company’s melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company’s website at www.perspectivetherapeutics.com .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential" or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the success of Mayo Clinic’s PSMA Alpha-PET DoubLET platform as a treatment and diagnostic option for prostate cancer; the ability for the PSMA Alpha-Pet DoubLET platform to provide more precise and personalized treatment plans for prostate cancer patients; the ability for the PSMA Alpha-PET DoubLET platform to improve efficacy, minimize side effects, and enhance the overall quality of life and experience for patients undergoing prostate cancer therapy; the potential for the PSMA Alpha-PET DoubLET platform to provide rapid and high quality PET imaging that can be used to guide either alpha or beta-particle RPT, enhancing patient workflow; the PSMA Alpha-PET DoubLET platform’s ability to address limitations of existing products in prostate cancer imaging and treatment; and the ability for the PSMA Alpha-PET DoubLET platform to continue to demonstrate significantly less salivary gland uptake and improved kidney clearance than comparators.

The Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the Company's ability to continue as a going concern, the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company's expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth and successfully integrate its businesses; the Company's ability to maintain its key employees; whether there is sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's products and product candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, FDA Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Transition Report on Form 10-KT and the Company's most recent Quarterly Report on Form 10-Q, each filed with the Securities and Exchange Commission (the "SEC"), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

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